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                             EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made this 4th day of December, 1998 by and between Energy BioSystems Corporation, a Delaware corporation (the "Company"), and Peter P. Policastro, Ph.D. ("Employee").

                             W I T N E S S E T H :

         WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company on the terms and subject to the conditions set forth below;

         NOW, THEREFORE, in consideration of the foregoing recital and of the mutual covenants herein set forth, the Company and Employee hereby agree as follows:

         1. EMPLOYMENT. Effective as of January 1, 1999 (the "Effective Date"), the Company hereby employs Employee as its Executive Vice President and Chief Operating Officer and Employee accepts such employment, for the compensation and on the terms and subject to the conditions herein set forth.

         2. COMPENSATION. The Company shall pay Employee an initial monthly salary of $15,416.67 in accordance with the Company's normal pay practices, which monthly salary shall be increased (assuming continued employment and good performance) to $16,666.67 effective on the date that is six months after the Effective Date. Employee's salary shall be reviewed no less than annually and from time to time changed (but not to be decreased to an amount below Employee's initial monthly salary) at the discretion of the Board of Directors of the Company. Employee shall also be entitled to all rights and benefits for which he shall be eligible under group insurance and other fringe benefits which may be in force from time to time (including any profit-sharing, option or other incentive compensation plan either Company-wide or specific to the Employee) and provided to the Company's employees generally.

         3. DUTIES. Prior to the termination hereof, Employee agrees to devote his full time and attention to the service of the Company and, in furtherance thereof, to use his best efforts and to perform his duties as the Company's Executive Vice President and Chief Operating Officer and such other duties as may be assigned to him from time to time by or under authority of the Board of Directors of the Company. Employee agrees that he will not undertake any other employment, consulting services or business venture during the period of his employment hereunder, unless the Company, by action of the Board, shall consent thereto in writing. The foregoing shall not be construed as preventing Employee from engaging in such personal and business investment activities as are essentially passive in nature and do not conflict with or adversely affect in any material respect the performance or discharge of Employee's duties and responsibilities hereunder.

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         4.       TERM AND TERMINATION.

         4.1 The term of this Agreement shall commence on the Effective Date and continue, unless earlier terminated as hereinafter provided, until December 31, 2001; provided that the term of this Agreement will automatically renew on December 31, 2001 and December 31 of each subsequent year during which this Agreement remains in effect (a "Renewal Date") unless the Company or Employee has delivered written notice of non-renewal to the other party at least six (6) months prior to the relevant Renewal Date.

         4.2 This Agreement shall terminate automatically on the death of Employee.

         4.3 The Company shall have the right to terminate Employee's employment for cause by giving notice in writing to Employee. As used herein, the term "cause" shall mean (i) dishonesty;
                  (ii) conviction of any crime other than misdemeanors or minor traffic violations; (iii) material breach of any provision of this Agreement; (iv) commission of any action or omission to take any action in bad faith and to the detriment of the Company; or (v) willful refusal or failure of Employee to obey the lawful directions of the Board of Directors of the Company.

         4.4 The Company shall have the right to terminate Employee's employment in the event of complete disability by giving notice in writing to Employee. As used herein, the term "complete disability" shall mean the inability of Employee, due to illness or injury, to perform his duties hereunder for a period of 180 consecutive days.

         4.5 The foregoing notwithstanding, the Company may terminate Employee's employment for whatever reason it deems appropriate by one month's prior notice in writing, subject to the Company's obligation to pay Employee the severance compensation specified in Section 4.9.

         4.6 Employee shall have the right to terminate Employee's employment at any time following the occurrence of a Change in Control, as defined below, if Employee's duties or responsibilities are materially reduced in connection with or following the Change in Control from those in effect immediately prior to the Change in Control, except in connection with the termination of Employee's employment pursuant to Sections 4.2, 4.3, 4.4, 4.5 or 4.7. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

                                    (i) any individual, entity or group (within
                           the meaning of Section 13(d) or 14(d)(2) of the Securities and Exchange Act of 1934) shall become (directly or indirectly) the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors ("Voting Power"); or


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                                    (ii) the Company's stockholders shall
                           approve a merger or consolidation, sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, other than (A) a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto will become (by operation of law), or are to be converted into, voting securities of the surviving corporation or its parent corporation that, immediately after such merger or consolidation, (x) are owned by the same person or entity or persons or entities that owned the voting securities of the Company immediately prior thereto and (y) possess at least 75% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the Voting Power.

         4.7 The foregoing notwithstanding, Employee shall have the right to terminate Employee's employment for whatever reason Employee deems appropriate by one month's prior notice in writing.

         4.8 In the event of termination of Employee's employment pursuant to Sections 4.2, 4.3, 4.4 or 4.7 hereof, the Company shall pay Employee his salary at the then current rate up to the date of such termination, and Employee shall be entitled to no further compensation hereunder.

         4.9 In the event of termination of Employee's employment pursuant to Sections 4.5 or 4.6 hereof, the Company shall pay Employee severance compensation for a period of twelve (12) months from the date of such termination.

         5.       NONDISCLOSURE; INVENTIONS; NON-COMPETITION.

         5.1 For the purposes of this Agreement the terms set forth below shall have the following meanings:

         5.1.1 CONFIDENTIAL INFORMATION. That secret proprietary information of the Company of whatever kind or nature disclosed to Employee or known by Employee (whether or not invented, discovered or developed by Employee). Such proprietary information shall include information relating to the design, manufacture and application of the Company's products, know-how and research and development relating to the Company's products, sources of supply and material, operating and other cost data, lists of present, past or prospective customers, customer proposals, and price lists and data relating to pricing of the Company's products or services, any of which information is not generally known in the industry, and shall specifically include, without limitation, all information contained in manuals, memoranda, formulae,


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                  plans, drawings and designs, specifications, supply sources, and records of the Company.

         5.1.2 CONCEPTS AND IDEAS. Those concepts and ideas known to Employee relating to the Company's activities and products.

         5.1.3 INVENTIONS. Those discoveries and developments, whether or not patentable, relating to the Company's activities and products (whether made by Employee acting alone or in conjunction with others) made on or after the date on which Employee was first employed by the Company in any capacity and prior to three years after the termination of Employee's employment with the Company. The term "Invention" shall also include any other discovery or development made by Employee on or after the date on which Employee was first employed by the Company in any capacity and prior to the termination of this Agreement, except for any invention or discovery for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Employee's own time and (i) which does not relate (a) to the business of the Company, or (b) to the Company's actual or demonstrably anticipated research or development, or (ii) which does not result from any work performed by the Employee for the Company. Such term shall not be limited to the meaning of "invention" under the United States patent laws. Listed below by descriptive title for purposes of identification are all inventions made by Employee prior to the date on which Employee was first employed by the Company in any capacity which he considers to be his property and which are hereby excluded from this Agreement:

                                      NONE

         5.2 All Inventions and all Concepts and Ideas shall be the property of and are hereby assigned to the Company free of any reserved or other rights of any kind on the part of Employee in respect thereof.

         5.3 Employee will promptly make full disclosure of any such Inventions and Concepts and Ideas to the Company. Further, Employee will, at the Company's cost and expense, promptly execute formal applications for patents and also do all other acts and things (including, among others, the execution and delivery of instruments of further assurance or confirmation) deemed by the Company to be necessary or desirable at any time or times in order to effect the full assignment to the Company of Employee's right and title to such Inventions and Concepts and Ideas, without, during the term of this Agreement, further compensation beyond Employee's agreed salary. Employee further understands that the absence of a request by the Company for information, or for the making of an oath, or for the execution of any document, shall in no way be construed to constitute a waiver of the Company's rights under this Agreement.


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         5.4      Except as required by Employee's duties hereunder, Employee will not, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information, Concepts and Ideas or Inventions relating to the past, present or planned business of the Company without the prior written consent of the Company, unless any such items are, prior to such disclosure, part of the written public knowledge or become part of the written public knowledge through no fault of Employee or are disclosed to Employee by a third party having the right to do so.

         5.5 All documents, procedural manuals, guides, specifications, plans, drawings, designs and similar materials, lists of present, past or prospective customers, customer proposals, invitations to submit proposals, price lists and data relating to pricing of the Company's products and services, records, notebooks and similar repositories of or containing Confidential Information and Inventions, including all copies thereof, that are or come into Employee's possession or control by reason of Employee's employment, whether prepared by Employee or others, are the property of the Company, will not be used by Employee in any way adverse to the Company, will not be removed from the Company's premises except as Employee's normal duties require and, at the termination of Employee's employment with the Company, will be left with or forthwith returned by Employee to the Company.

         5.6 During the term of Employee's employment with the Company and for a period of three (3) years thereafter, Employee shall not, individually or on behalf of or in conjunction with any other person or entity, directly or indirectly, own, manage, operate, control or be employed by, solicit the Company's past, present or prospective employees or customers on behalf of, or, otherwise participate in any manner in any corporation, partnership, proprietorship or other business entity which is engaged in the development or sale of technology for the microbial desulfurization of hydrocarbons or in any activity or development of any product directly competitive with any of the activities engaged in or products developed by the Company at the time of Employee's termination; provided, however, that Employee may own not more than 1% of the outstanding capital stock of a company in a competitive business whose stock is publicly traded.

         6. EXPENSES. Employee shall be entitled to reimbursement for reasonable expenses incurred in the performance of services hereunder, provided that the same are accounted for in accordance with the Company's general requirements. In addition, Employee shall be entitled to (i) an allowance of $5,000 to cover Employee's reasonable costs of commuting (including up to one round-trip airfare per week and associated local transportation expenses) from Employee's home in Fort Worth, Texas to the Company's offices in The Woodlands, Texas for a period of up to five months from the Effective Date; (ii) interim housing in the Houston, Texas metropolitan area, selected and provided by the Company at the Company's expense, for a period of up to five months from the Effective Date; and (iii) reimbursement of reasonable costs incurred by Employee and approved in advance by the Company for


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                  moving household belongings from Employee's home in Fort
                  Worth, Texas to a home in the Houston, Texas metropolitan area. To the extent that the Company's payment of any of the amounts specified in the foregoing sentence constitute taxable income to Employee for which Employee is not entitled to a corresponding deduction for federal income tax purposes ("Expense Reimbursement Income"), the Company will pay Employee an amount (a "Gross-Up Payment") equal to the amount of federal income tax payable by Employee with respect to the Expense Reimbursement Income (including, for such purposes, the amount of the Gross-Up Payment).

         7. SURVIVAL; REMEDIES. Employee's duties under sections 5.2, 5.3, 5.4, 5.5, and 5.6 of this Agreement shall survive termination of this Agreement and Employee's employment with the Company. Employee acknowledges that a remedy at law for any breach or threatened breach by Employee of the provisions of this Agreement may be inadequate and Employee therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

         8. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by Employee.

         9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy of the State of Texas applicable to contracts executed and wholly performed within such state.

         10. SEPARABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         11. WAIVER. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement. No party shall be deemed to waive any rights hereunder unless such waiver be in writing and signed by such party.


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         12.      ENTIRE AGREEMENT. The foregoing is the entire Agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first above stated.

                                          ______________________________________
                                          Peter P. Policastro, Ph.D.


                                          ENERGY BIOSYSTEMS CORPORATION


                                          By: __________________________________
                                                William E. Nasser
                                                Chairman of the Board, President
                                                and Chief Executive Officer


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